UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2010

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 22, 2010, GameTech International, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that the Company did not timely file its Quarterly Report on Form 10−Q for the period ended August 1, 2010 (the “Quarterly Report”) with the Securities and Exchange Commission (the “SEC”), and therefore the Company is not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1). The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

As previously reported by the Company in its Current Report on Form 8-K filed with the SEC on September 16, 2010, filing of the Quarterly Report has been delayed primarily due to the efforts required to complete its assessment of an expected non-cash impairment of goodwill and long-lived assets relating to its bingo reporting unit and an expected non-cash impairment of certain intangible and other long-lived assets relating to its VLT/Slot reporting unit.  The Company intends to file its Quarterly Report as soon as practicable upon completion of its assessment.

The Company has 60 calendar days from the date of the notice to submit a plan to regain compliance, and if NASDAQ accepts the Company’s plan, it can grant an exception of up to 180 calendar days from the Quarterly Report’s due date, or until March 21, 2011, to regain compliance.

The Company issued a press release on September 28, 2010, disclosing its receipt of the NASDAQ letter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated September 28, 2010, Issued by GameTech International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:   /s/ Suzanne Chennault
      Suzanne Chennault
      Acting Chief Financial Officer

Dated:  September 28, 2010